Exhibit 99.1

Sypris Solutions, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Six Months Ended July 3, 2016
(in thousands, except for per share data)

		Divested
	Historical	Business (a)	Pro Forma

Net revenue	$50,442	$9,310	$41,132
Cost of sales	48,993	7,297	41,696
Gross profit	1,449	2,013	(564)

Selling, general and administrative	11,744	1,445	10,299
Research and development	214	178	36
Nonrecurring expense, net	522	-	522

Operating (loss) income	(11,031)	390	(11,421)
Interest expense, net	1,840	1,237	603
Other (income), net	(2,571)	-	(2,571)

(Loss) income before income taxes	(10,300)	(847)	(9,453)
Income tax expense	2	-	2
Net (loss) income	$(10,302)	$(847)	$(9,455)
Loss per common share:
Basic	$(0.52)		$(0.48)
Diluted	$(0.52)		$(0.48)

Weighted average shares outstanding:
Basic	19,725		19,725
Diluted	19,725		19,725

(a)

To eliminate the operating results of the product lines sold to Analog Devices, Inc. and to eliminate the interest expense allocated to the debt repaid as a result of the disposition for the six month period ended July 3, 2016.

Sypris Solutions, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2015
(in thousands, except for per share data)

		Divested
	Historical	Business (a)	Pro Forma

Net revenue	$145,323	$16,715	$128,608
Cost of sales	145,005	14,982	130,023
Gross profit	318	1,733	(1,415)

Selling, general and administrative	27,845	4,092	23,753
Research and development	779	673	106
Severance and equipment relocation costs	1,338	-	1,338

Operating loss	(29,644)	(3,032)	(26,612)
Interest expense, net	4,223	3,289	934
Other (income), net	(8,643)	-	(8,643)
Loss before income taxes	(25,224)	(6,321)	(18,903)
Income tax expense, net	1,992	-	1,992
Net loss	$(27,216)	$(6,321)	$(20,895)
Loss per common share:
Basic	$(1.38)		$(1.06)
Diluted	$(1.38)		$(1.06)

Weighted average shares outstanding:
Basic	19,688		19,688
Diluted	19,688		19,688

(a)

To eliminate the operating results of the product lines sold to Analog Devices, Inc. and to eliminate the interest expense allocated to the debt repaid as a result of the disposition for the year ended December 31, 2015.

Sypris Solutions, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2014
(in thousands, except for per share data)

		Divested
	Historical	Business (a)	Pro Forma

Net revenue	$354,776	$15,530	$339,246
Cost of sales	315,946	14,722	301,224
Gross profit	38,830	808	38,022

Selling, general and administrative	35,531	4,516	31,015
Research and development	579	376	203
Severance and equipment relocation costs	-	-	-

Operating loss	2,720	(4,084)	6,804
Interest expense, net	617	638	(21)
Other (income), net	(1,282)	-	(1,282)
Loss before income taxes	3,385	(4,722)	8,107
Income tax expense, net	4,569	-	4,569
Net loss	$(1,184)	$(4,722)	$3,538
Loss per common share:
Basic	$(0.06)		$0.18
Diluted	$(0.06)		$0.18

Weighted average shares outstanding:
Basic	19,586		19,586
Diluted	19,586		19,586

(a)

To eliminate the operating results of the product lines sold to Analog Devices, Inc. and to eliminate the interest expense allocated to the debt repaid as a result of the disposition for the year ended December 31, 2014.

Sypris Solutions, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of July 3, 2016
(in thousands)

		Divested	Pro Forma
	Historical	Business (a)	Adjustments (b)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,819	$37,548	$(9,710)	$29,657
Restricted cash	6,000	1,500	(6,000)	1,500
Accounts receivable, net	12,277	-	-	12,277
Inventory, net	20,622	(4,534)	-	16,088
Other current assets	3,624	(637)	(543)	2,444
Total current assets	44,342	33,877	(16,253)	61,966
Property, plant and equipment, net	22,330	(776)	-	21,554
Other assets	3,142	-	-	3,142
Total assets	$69,814	$33,101	$(16,253)	$86,662
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,949	$-	$-	$10,949
Accrued liabilities	14,504	-	-	14,504
Revolving credit facility	4,853	-	(4,853)	-
Current portion of long-term debt and capital lease obligation	1,912	-	(1,714)	198
Total current liabilities	32,218	-	(6,567)	25,651
Long-term debt and capital lease obligation	10,862	-	(7,796)	3,066
Note payable - related party	6,500	-	-	6,500
Other liabilities	10,820	-	-	10,820
Total liabilities	60,400	-	(14,363)	46,037
Total stockholders’ equity	9,414	33,101	(1,890)	40,625
Total liabilities and stockholders’ equity	$69,814	$33,101	$(16,253)	$86,662

(a)

Represents cash proceeds from the sale of assets to Analog Devices Inc. consisting of a sale price of $42,000, net of estimated transaction-related costs of $2,952 and $1,500 reserved in escrow. Also reflects the elimination of assets included in the business lines sold to Analog Devices, Inc. The tax impacts related to the proceeds from the sale have not been included in the unaudited pro forma condensed consolidated balance sheet because some significant facts are uncertain at this time. Therefore, income tax-related adjustments could materially change as we finalize our accounting to be reported in the annual report on Form 10-K for the fiscal year ending December 31, 2016.

(b)

Represents the repayment of amounts outstanding under the Company's Revolving Credit Agreement, the pay off and retirement of the Term Loan and the write-off of unamortized debt costs of $1,890. Also includes the release of $6,000 from a restricted cash account held as additional collateral for the Term Loan.